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                                                                    EXHIBIT 32.2



                            CERTIFICATION OF OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         Solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, the undersigned certifies that the foregoing Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods indicated. No purchaser or seller of securities shall be entitled to rely on the foregoing statement for any purpose, and the undersigned expressly disclaim any obligation to update the foregoing statement except as required by law.


                                         ST. FRANCIS CAPITAL CORPORATION


/s/ Jon D. Sorenson                      August 14, 2003
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Jon D. Sorenson
Chief Financial Officer and Treasurer